EXHIBIT 11


                      COMPUTATION OF NET INCOME PER SHARE
                   (In thousands, except per share amounts)


                                                              Thirteen                      Thirty - Nine
                                                            Weeks Ended                      Weeks Ended
                                                    -------------------------          ------------------------
                                                     Nov. 27,        Nov. 28,           Nov. 27,       Nov. 28,
                                                       1999            1998               1999           1998
                                                    ---------        --------          ---------       --------
Basic
-----

Average shares outstanding                             24,861          25,088             24,888         25,776
                                                     ========        ========           ========       ========
Net income (loss)                                    $ (2,331)       $    396           $  9,131       $ 14,021
                                                     ========        ========           ========       ========
Per share amount                                     $  ( .09)       $    .02           $    .37       $    .54
                                                     ========        ========           ========       ========
Diluted
-------

Average shares outstanding                             24,861          25,088             24,888         25,776
Net effect of dilutive stock options                      141             186                228            330

                                                     --------        --------           --------       --------
Total                                                  25,002          25,274             25,116         26,106
                                                     ========        ========           ========       ========
Net income (loss)                                    $ (2,331)       $    396           $  9,131       $ 14,021
                                                     ========        ========           ========       ========
Per Share amount                                     $  ( .09)       $    .02           $    .36       $    .54
                                                     ========        ========           ========       ========
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